UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): February 15, 2011
MATRIXX INITIATIVES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-31404 (Commission File Number)	87-0482806 (IRS Employer Identification No.)
8515 E. Anderson Drive
Scottsdale, Arizona 85255
(Address of principal executive offices, zip code)
(602) 385-8888
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On February 18, 2011, in connection with the Merger (as defined in Item 5.01 below) effected pursuant to the Agreement and Plan of Merger, dated as of December 14, 2010 (the “Merger Agreement”), among Matrixx Initiatives, Inc., a Delaware corporation (the “Company”), Wonder Holdings Acquisition Corp., a Delaware corporation (“Parent”), and Wonder Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Purchaser”), the Company notified The NASDAQ Stock Market, LLC (“NASDAQ”) of its intent to remove its common stock from listing on the NASDAQ Global Select Market and requested NASDAQ file a Notification of Removal from Listing and/or Registration on Form 25 with the Securities and Exchange Commission (the “SEC”) to delist and deregister its shares of common stock (“Shares”). The Company intends to file with the SEC a Form 15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requesting the deregistration of the Shares and the suspension of the Company’s reporting obligations under Section 13 and 15(d) of the Exchange Act. Trading of the Company’s Shares on the NASDAQ Global Select Market was suspended as of the closing of trading on February 18, 2011.
Item 3.02. Unregistered Sales of Equity Securities.
     On February 18, 2011, pursuant to the terms of the Merger Agreement, Purchaser exercised its top-up option to purchase (the “Top-Up Option”), at a per share price equal to the Offer Price (as defined in Item 5.01 below), 19,785,355 newly issued shares of the Company’s common stock (the “Top-Up Shares”), in exchange for an amount in cash equal to the aggregate par value of the Top-Up Shares and an unsecured, non-negotiable and non-transferable promissory note issued by Purchaser and Parent to the Company in the aggregate principal amount of $173,072,070.89, bearing interest at 5% per annum, with principal and interest due one year after the purchase of the Top-Up Shares, prepayable without premium or penalty. The Top-Up Shares brought Purchaser’s ownership of the Company’s common stock, when combined with the Shares acquired by Purchaser in the Offer (as defined in Item 5.01 below), to more than 90% of the Shares outstanding after such purchase. The Top-Up Shares were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act, as a transaction by an issuer not involving a public offering.
Item 3.03. Material Modification to Rights of Security Holders.
     The information set forth in Items 3.01 and 5.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 5.01. Changes in Control of Registrant.
     As previously disclosed, pursuant to the Merger Agreement, Purchaser commenced a cash tender offer on December 22, 2010 to acquire all of the Company’s Shares for a purchase price (the “Offer Price”) of $8.00 per share in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 22, 2010, as amended and supplemented (the “Offer to Purchase”), and in the related Letter of Transmittal (which, together with the Offer to Purchase, as amended and supplemented, constitute the “Offer”). The Offer Price was increased to $8.75 per Share on February 1, 2011. Parent is controlled by H.I.G. Capital, LLC (“H.I.G.”).
     Following the initial expiration of the Offer on February 14, 2011 at 11:59 p.m., New York City Time, Purchaser accepted (such time of acceptance, the “Acceptance Time”) for payment all 6,525,546 Shares (including 211,814 Shares tendered pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase) validly tendered and not withdrawn prior to the expiration of the Offer according to the terms and conditions of the Offer. The tendered and purchased Shares (not including Shares tendered pursuant to guaranteed delivery procedures) represented approximately 66.9% of the outstanding Shares of the Company. Upon the acceptance of the Shares for payment tendered pursuant to the Offer as of the Acceptance Time, on February 15, 2011, a change of control of the Company occurred.
     On February 15, 2011, in accordance with the Merger Agreement, Purchaser commenced a subsequent offering period to acquire all remaining untendered Shares, which expired at 11:59 p.m., New York City Time, on

February 17, 2011 (the “Subsequent Offer Expiration Time”). Following the Subsequent Offer Expiration Time, Purchaser accepted, to the extent it had not already done so, all 6,606,328 Shares that had been validly tendered and not validly withdrawn during the initial offering period and the subsequent offering period.
     On February 18, 2011, pursuant to the terms and conditions of the Merger Agreement, following the exercise of the Top-Up Option, Purchaser was merged with and into the Company (the “Merger”) in accordance with applicable provisions of Delaware law that authorize the completion of the Merger without a vote or meeting of stockholders of the Company. In connection with the Merger, each outstanding Share not tendered in the Offer (other than treasury Shares, Shares held by Parent, Purchaser or any of their subsidiaries or Shares held by stockholders who properly exercise appraisal rights under applicable provisions of Delaware law) was converted into the right to receive the Offer Price. Following the consummation of the Merger, the Company continued as the surviving corporation and a wholly-owned subsidiary of Parent.
     The total amount of the consideration payable in connection with the change of control transaction was approximately $83 million. The funds used to consummate the Offer and the Merger were a combination of equity contributions from affiliates of H.I.G. and loans from the Bank of Montreal.
     To the knowledge of the Company, except as set forth herein, there are no arrangements, including any pledge by any person of securities of the Company or Parent, the operation of which may at a subsequent date result in a further change in control of the Company. In addition, the Merger Agreement includes provisions relating to the election of directors to the Board of Directors of the Company (the “Board”).
     The foregoing summary of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Form 8-K filed by the Company with the SEC on December 14, 2010.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     In accordance with the Merger Agreement, on February 18, 2011, each of William J. Hemelt, John M. Clayton, Ph.D., Michael A. Zeher, Samuel C. Cowley, L. White Matthews, III, William C. Egan and Lori H. Bush voluntarily resigned from the Board and from all Board committees on which such directors served, and Brian Schwartz, Fraser Preston and Brian McMullen, the directors of Purchaser immediately prior to the effective time of the Merger, became the directors of the Company. Each resigning director resigned pursuant to the provisions of the Merger Agreement and no director resigned from the Board because of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices. Information about Mr. Schwartz, Mr. Preston and Mr. McMullen was previously disclosed in the Information Statement comprising Annex I to the Company’s Solicitation/Recommendation on Schedule 14D-9 originally filed by the Company with the SEC on December 22, 2010 and is incorporated herein by reference.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     In accordance with the Merger Agreement, at the effective time of the Merger, the certificate of incorporation of the Company was amended and restated (the “Amended and Restated Charter”) to be in the form of the certificate of incorporation set forth as an exhibit to the Merger Agreement. In addition, immediately following the effective time of the Merger, the bylaws of the Company were amended and restated (the “Amended and Restated Bylaws”) to be substantially in the form of Purchaser’s bylaws in effect immediately prior to the effective time of the Merger.
     Copies of the Amended and Restated Charter and the Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K and are incorporated by reference in this Item 5.03.
Item 8.01 Other Events.
     On February 15, 2011, the Company and H.I.G. issued the joint press release attached hereto as Exhibit 99.1 announcing the acceptance of the Shares tendered as of the Acceptance Time and commencing the subsequent offering period.

On February 18, 2011, the Company and H.I.G. issued the joint press release attached hereto as Exhibit 99.2 announcing the expiration of the subsequent offering period, the exercise of the Top-Up Option, and that Purchaser intended to effect the Merger.
Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Matrixx Initiatives, Inc.

3.2	Amended and Restated Bylaws of Matrixx Initiatives, Inc.

99.1	Joint Press Release issued by H.I.G. Capital, LLC and Matrixx Initiatives, Inc., dated February 15, 2011 (incorporated by reference to Exhibit (a)(18) to Amendment No. 8 to the Solicitation/Recommendation Statement on Schedule 14D-9 filed by Matrixx Initiatives, Inc. with the Securities and Exchange Commission on February 15, 2011).

99.2	Joint Press Release issued by H.I.G. Capital, LLC and Matrixx Initiatives, Inc., dated February 18, 2011 (incorporated by reference to Exhibit (a)(1)(N) to Amendment No. 10 to the Tender Offer Statement on Schedule TO filed by Wonder Holdings, Inc. with the Securities and Exchange Commission on February 18, 2011).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATRIXX INITIATIVES, INC.
Date: February 22, 2011	By:	/s/ William J. Hemelt
		Name:	William J. Hemelt
		Title:	President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Matrixx Initiatives, Inc.

3.2	Amended and Restated Bylaws of Matrixx Initiatives, Inc.

99.1	Joint Press Release issued by H.I.G. Capital, LLC and Matrixx Initiatives, Inc., dated February 15, 2011 (incorporated by reference to Exhibit (a)(18) to Amendment No. 8 to the Solicitation/Recommendation Statement on Schedule 14D-9 filed by Matrixx Initiatives, Inc. with the Securities and Exchange Commission on February 15, 2011).

99.2	Joint Press Release issued by H.I.G. Capital, LLC and Matrixx Initiatives, Inc., dated February 18, 2011 (incorporated by reference to Exhibit (a)(1)(N) to Amendment No. 10 to the Tender Offer Statement on Schedule TO filed by Wonder Holdings, Inc. with the Securities and Exchange Commission on February 18, 2011).